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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-55831 on Form S-4 and in Registration Statement Nos. 333-137743, 333-10429 and 333-48143 on Form S-8 of our report dated January 26, 2007, relating to the October 28, 2006 balance sheet and related statements of operations (before the reclassification adjustments to such statements) (not presented herein), stockholders' equity and cash flows for each of the two years in the period then ended, of Westaff, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to a change in accounting for share-based payment arrangements) appearing in this Annual Report on Form 10-K of Westaff, Inc. and subsidiaries for the year ended November 3, 2007.

/s/ DELOITTE & TOUCHE LLP Oakland, California January 31, 2008

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM